Exhibit 10.16

Separation and Release Agreement for Duane Huesers dated December 27, 2005

December 27, 2005

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (hereinafter referred to as “Agreement”) is made and entered into by DUANE A. HUESERS (hereinafter referred to as “Huesers”), and COLDWATER CREEK INC., its successors, assigns, subsidiaries, related companies, directors, officers, owners, shareholders, managers, employees, agents, insurers, attorneys, accountants, affiliates, benefit plans, benefit administrators and providers, and control persons (hereinafter collectively referred to as “CWC” except as otherwise specifically noted).

WHEREAS, Huesers and CWC desire to settle fully and finally any and all differences between them that have or might arise out of Huesers’ employment with CWC;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1. Huesers has submitted a written resignation of employment to CWC that is to be effective at the close of business on January 31, 2006.

2. CWC shall provide the following payment and benefits at the time of Huesers’ separation of employment with CWC on January 31, 2006:

(a) Severance Payment: CWC agrees to pay Huesers a severance payment in the amount of four (4) months of his last base salary at CWC, less applicable federal and state withholding taxes;

(b) Accrued Vacation: CWC shall pay Huesers all accrued, unused vacation pay through the time of his separation of employment on January 31, 2006;

(c) COBRA Benefits: CWC shall pay four (4) months of Huesers’ COBRA health insurance premiums following his employment separation date conditioned upon Huesers timely exercising his rights and necessary paperwork to obtain COBRA benefits; and

(d) 401(k) Benefits: Huesers shall not be entitled to make or receive any 401(k) contributions after January 31, 2006.

3. No benefits or compensation other than described above shall be owing by CWC to Huesers.

4. Huesers agrees and acknowledges that the payments and other consideration made pursuant to this Agreement constitute valid consideration for his release of any and all claims, and that the payments made to him exceed any payments or benefits to which Huesers may be entitled to receive from CWC.

5. Full Release. In consideration of the payments and benefits set forth above, Huesers, on behalf of himself and his marital community, heirs, estates, executors, administrators, successors, and assigns DOES FULLY RELEASE AND DISCHARGE CWC from any and all claims, causes of action, judgments, obligations, damages, or liabilities of whatsoever kind and character, including, but not limited to, all claims arising out of or relating to Huesers’ employment with CWC, or to any acts or events involving Huesers and CWC, WHETHER CURRENTLY KNOWN OR SUSPECTED, OR UNKNOWN OR UNSUSPECTED.

Huesers represents and warrants that he has not assigned any such claims or authorized any other person or entity to assert any such claims on Huesers’ behalf. Further, Huesers agrees that under this Agreement he waives any and all claims for damages incurred at any time after the date of this Agreement because of alleged continuing effects of any alleged acts or omissions involving CWC which may have occurred on or before the date of this Agreement, and any right to sue CWC for monetary or injunctive relief against the alleged continuing effects of any alleged past acts or omissions occurring prior to the date of this Agreement. No portion of this Agreement shall be construed to waive any rights or obligations of the parties under the Industrial Insurance laws for the State of Idaho.

HUESERS UNDERSTANDS AND EXPRESSLY AGREES THAT THIS AGREEMENT EXTENDS TO ANY AND ALL FEDERAL AND STATE LAW CLAIMS OF EVERY NATURE AND KIND WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PRESENT OR PAST, IF ANY, WHICH EXIST THROUGH THE SEPARATION OF HIS EMPLOYMENT ON JANUARY 31, 2006, INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS INVOLVING SEX, SEXUAL HARASSMENT, RETALIATION, WHISTLEBLOWER, PUBLIC POLICY WRONGFUL DISCHARGE, AGE, DISABILITY OR HANDICAP DISCRIMINATION, EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA), COBRA, WARN ACT, OR ANY CLAIMS IN TORT OR CONTRACT OR IMPLIED CONTRACT RELATED TO HUESERS’ EMPLOYMENT OR TO ANY ALLEGED ACTS OR OMISSIONS OF CWC INVOLVING HUESERS.

Specifically, but without in any way limiting the generality of the foregoing, Huesers agrees to refrain from and shall not institute, prosecute, file, process or assist or cooperate in any Human Rights Commission charges, EEOC charges, claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT, AND THE OLDER WORKERS BENEFIT PROTECTION ACT, wrongful termination or discrimination laws or any other claims or actions arising out of Huesers’ employment with CWC. Any such claims, known or unknown, are hereby knowingly waived and released.

6. HUESERS EXPRESSLY REPRESENTS THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. HUESERS REPRESENTS THAT HIS SIGNATURE BELOW CONSTITUTES AN EXPRESS REPRESENTATION THAT HUESERS UNDERSTANDS THE TERMS OF THIS AGREEMENT AND HAS VOLUNTARILY SIGNED THIS AGREEMENT.

7. Huesers will not testify or give evidence in a lawsuit or any other forum concerning his affiliation or employment with CWC unless required by law or requested in writing by an authorized official of CWC. Notwithstanding the foregoing, if Huesers is requested in writing to do so by an authorized official of CWC or under subpoena issued lawfully, he will fully and completely cooperate with CWC in any investigation it may conduct in connection with any events which occurred while he was an employee and/or officer of CWC. Huesers shall be entitled to legal representation and indemnification provided by CWC for claims made relating to his period of employment with CWC to the extent required and authorized for officers of CWC by the bylaws and/or articles of incorporation of CWC.

8. Huesers understands and agrees that effective at the end of business on January 31, 2006, Huesers is no longer authorized to incur any expense, obligation, or liability, or make any commitment on behalf of CWC, and Huesers warrants that he will not incur any such expense, obligation, liability or commitment on behalf of CWC subsequent to such date. Any reimbursable expenses incurred by Huesers prior to the end of business on January 31, 2006 will only be reimbursed if such expenses are properly submitted to CWC no later than February 10, 2006.

9. Huesers has returned or will immediately return to CWC all CWC property, including, but not limited to, the following items acquired during or related to Huesers’ employment with CWC: cellular telephones; computers; reports; strategic plans; financial information; employee information; stock and shareholder information; files; memoranda; records; software; credit cards; card key passes; door and file keys; computer access codes; computer disks and/or instruction manuals; and all other physical and personal property which Huesers received or prepared or helped to prepare in conjunction with his employment with CWC, and Huesers warrants that he has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof.

10. Huesers and CWC shall not make any statements or criticism, written or oral, or take any action which is adverse to the interests of or that would cause the other injury, embarrassment or humiliation, or to cause the other to be held in disrepute by the public or by CWC’s clients, shareholders, customers, competitors, or business partners or employees.

11. This Agreement shall not in any way be construed as an admission by CWC that it has acted in any manner wrongfully with respect to Huesers or to any other person, or that Huesers has any rights, other than those specifically provided for in this Agreement, against CWC.

12. Huesers represents and acknowledges that in executing this Agreement he does not rely upon and has not relied upon any representations made by CWC’s agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

13. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior arrangements, understandings, or agreements between the parties hereto; provided, however, the parties agree that the COLDWATER CREEK INC. CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT, AND AGREEMENT FOR NON-SOLICITATION OR RECRUITMENT AND CODE OF BUSINESS CONDUCT that was previously executed by Huesers, is incorporated herein by reference, and shall remain in full force and effect for the periods set forth therein.

14. The provisions of this Agreement are severable. If any part of the Agreement is found to be unenforceable, the other parts shall remain fully valid and enforceable.

15. This Agreement is governed by the laws of the State of Idaho. Venue of any dispute over the terms of this Agreement shall be in Bonner County. The prevailing party to any lawsuit concerning the violation or breach of this Agreement shall be entitled to recover reasonable attorney’s fees and costs.

16. Huesers shall have seven (7) days from his execution and return of this Agreement to CWC to revoke it by written notice delivered to Greg Dieffenbach of CWC. No payments or benefits under this Agreement shall be provided to Huesers until this revocation period has expired without revocation.

IN WITNESS WHEREOF, this Agreement has been executed on the 16th day of January, 2006.

/s/ Duane A. Huesers
DUANE A. HUESERS

COLDWATER CREEK INC.

By:	/s/ Greg Dieffenbach
Title:	VP Human Resources

OLDER WORKERS BENEFIT PROTECTION ACT NOTICE

I hereby acknowledge that:

1. COLDWATER CREEK INC. (“Company”), has provided me a copy of the Release and Severance Agreement dated December 27, 2005, in the upper right hand corner of the first page (“Agreement”) for review.

2. I have been advised by Company that I have the right to consult with an attorney prior to entering into the Agreement.

3. My right to receive severance pay and benefits pursuant to the Agreement is conditional on my prior execution and return of the Agreement.

4. I have twenty-one (21) days from the date hereof to consider whether to accept the Agreement. While it is my right to accept, enter into, and execute the Agreement before the end of the 21-day period, I am under no obligation to do so. However, by returning the signed Agreement prior to the expiration of the 21-day period, I will have voluntarily terminated that required period for considering the Agreement. I acknowledge that the Agreement shall be considered withdrawn if not signed within the 21-day consideration period.

5. By signing the Agreement, I am expressly waiving any and all claims I may have against the parties set forth in the Agreement, including claims under the Age Discrimination in Employment Act (“ADEA”).

6. I have the right to revoke the Agreement for a period of seven (7) days following my execution of the same. If I do not revoke the Agreement as provided in this paragraph, it will become binding and enforceable seven (7) days following the date it is signed by me.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACKNOWLEDGMENT OF RECEIPT

I hereby acknowledge receipt of a copy of the Release and Severance Agreement on the date indicated below. I further acknowledge that I have read the foregoing notice and understand its terms.

/s/ Duane A. Huesers	Date: January 16, 2006
DUANE A. HUESERS